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                                                           EXHIBIT 26(h)(22)(v)

                                   AMENDMENT

                                      TO

                            PARTICIPATION AGREEMENT

                                     AMONG

                       MINNESOTA LIFE INSURANCE COMPANY,

                        PIMCO VARIABLE INSURANCE TRUST,

                                      AND

                             PIMCO INVESTMENTS LLC

   THIS AMENDMENT ("Amendment") is made as of May 1, 2013 by and among PIMCO Investments LLC ("PI"), PIMCO Variable Insurance Trust (the "Fund") and Minnesota Life Insurance Company (the "Company").

   WHEREAS, the Company, the Fund and Allianz Global Investors Distributors LLC ("AGID") entered into a Participation Agreement dated April 9, 2010, as amended (the "Agreement"); and

   WHEREAS, all of AGID's rights, titles and interests and duties, liabilities and obligations under the Agreement were irrevocably novated and transferred to PI through a Novation of and Amendment to Participation Agreement dated
March 15, 2011 by and among AGID, PI, the Fund and the Company; and

   WHEREAS, terms of the Agreement contemplate that it may be amended with the mutual agreement of the parties; and

   WHEREAS, the parties desire to amend the Agreement by deleting the current Schedule A in its entirety and replacing it with the Schedule A attached hereto; and

   WHEREAS, all other terms of the Agreement shall remain in full force and effect;

   NOW, THEREFORE, in consideration of their mutual covenants herein contained and for other good and valuable consideration, the Company, the Fund and PI agree to amend the Agreement as follows:

    1. The existing Schedule A is deleted in its entirety and replaced with the accompanying Schedule A.

    2. Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms.

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    3. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

PIMCO INVESTMENTS LLC

By:     /s/ Gregory A. Bishop
        --------------------------
Name:   Gregory A. Bishop
Title:  Head of Business
        Management

PIMCO VARIABLE INSURANCE TRUST

By:     /s/ Eric D. Johnson
        --------------------------
Name:   Eric D. Johnson
Title:  Vice President

MINNESOTA LIFE INSURANCE COMPANY

By:     /s/ Daniel Kruse
        --------------------------
Name:   Daniel Kruse
Title:  Second Vice President and
        Actuary

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                                  SCHEDULE A

The term "Designated Portfolio" of the Fund will include any currently offered class of any Portfolio of the Fund (as listed below) as well as any Portfolio of the Fund or any share class of any Portfolio (now existing or hereafter created) created subsequent to the date hereof.

DESIGNATED PORTFOLIO/CLASSES:

Advisor Class Shares
--------------------

Low Duration Portfolio
Total Return Portfolio
Global Diversified Allocation Portfolio

SEGREGATED ASSET ACCOUNTS:

Variable Annuity Account
Minnesota Life Variable Life Account